Exhibit 10.4

                           CHROMCRAFT REVINGTON, INC.
                             1992 STOCK OPTION PLAN
                (As Amended and Restated Through March 15, 2002)

                                    SECTION 1

                              PURPOSE AND DURATION

     1.1. Amendment and Restatement of the Plan. Chromcraft Revington, Inc., a Delaware corporation, hereby amends and restates the Chromcraft Revington, Inc. 1992 Stock Option Plan, as set forth in this document. The Plan permits the grant of Nonqualified Stock Options and Incentive Stock Options.


     1.2. Purpose of the Plan. The purpose of the Plan is to provide an established plan to attract and retain persons of ability as key employees and to motivate key employees to exert their best efforts on behalf of the Company and its Affiliates through the grant of Options to purchase Shares; provided, however, that no Options will be granted to Directors hereunder on or after March 15, 2002.


                                    SECTION 2

                                   DEFINITIONS

     For purposes of the Plan, the following words and phrases will have the following meanings unless a different meaning is plainly required by the context:

     2.1. "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder will include such section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.

     2.2. "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships, limited liability companies, joint ventures and Subsidiaries) controlling, controlled by or under common control with the Company.

     2.3. "Award Agreement" means the written agreement which sets forth the terms and provisions applicable to each Option granted under the Plan.

     2.4. "Beneficiary" means the person or persons designated by a Participant to receive the benefits under the Plan, if any, which become payable as a result of the Participant's death.

     2.5. "Board" or "Board of Directors" means the Board of Directors of the Company serving at the time that the Plan is approved by the shareholders of the Company or thereafter.

     2.6. "Cashless Exercise" means, if there is a public market for the Shares, the payment of the Exercise Price of Options, (a) through a "same day sale" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company, or (b) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of

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the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

     2.7. "Cause" means, for purposes of determining whether and when a Participant has incurred a Termination of Service for Cause, "Cause" as defined in the Participant's employment agreement. If the Participant does not have an employment agreement, "Cause" means,

     (a) Any insubordination to, or disobedience of the directions of the Board of Directors or, in the case of a Participant who is not the Chief Executive Officer of the Company, any insubordination to, or disobedience of the directions of the Chief Executive Officer of the Company; or

     (b) Any conviction of, or the entering of any plea of guilty or nolo contendere by, the Participant for any felony; or

     (c) Any act of the Participant of dishonesty, fraud, theft, misappropriation or embezzlement upon or against the Company or any customer of the Company; or

     (d) Any misappropriation, usurping or taking by the Participant of any corporate opportunity of the Company; or

     (e) Any medical diagnosis of the Participant of alcoholism or unlawful drug, chemical or substance abuse or addiction to the extent that such alcoholism, abuse or addiction adversely affects the ability of the Participant to perform his duties and responsibilities hereunder or adversely affects the Company or its business, operations or affairs, with the Participant hereby agreeing to make himself promptly available to a medical doctor selected by and paid for by the Company for such diagnosis and consenting to provide the results of such diagnosis to the Company promptly; or

     (f) Any material noncompliance by the Participant with any employee handbooks, rules, policies or procedures of the Company in effect from time to time; or

     (g) Any breach by the Participant of any provision of his employment agreement, if any.

     2.8. "Change in Control" will have the meaning given to such term in
Section 9.2.

     2.9. "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder will include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future law, legislation, or regulation amending, supplementing, or superseding such Section or regulation.


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     2.10. "Committee" means the Compensation Committee of the Board, or such other committee appointed by the Board pursuant to Section 3.1 to administer the Plan, serving on the date the Plan is approved by the shareholders of the Company or thereafter.

     2.11. "Company" means Chromcraft Revington, Inc., a Delaware corporation, and any successor thereto which assumes the obligations of such corporation under the Plan.

     2.12. "Director" means any individual who is a member of the Board of Directors of the Company.

     2.13. "Disability" means an illness or physical or mental disability or incapacity of the Participant to such an extent that the Participant cannot adequately perform his duties and responsibilities (as reasonably determined by the Company) for a period of at least ninety (90) consecutive days; provided, however, that any medical diagnosis of the Participant of alcoholism or drug, chemical or substance abuse or addiction will not be included in the definition of "Disability." A Disability must be evidenced by signed, written opinions of at least two (2) independent, qualified medical doctors selected by the Board of Directors and paid for by the Company.

     2.14. "Effective Date" means March 23, 1992, which is the date as of which the Board of Directors and the shareholders of the Company approved the Plan.

     2.15. "Employee" means an officer or key employee of the Company or an Affiliate, whether employed on the date the Plan is approved by the shareholders of the Company or become employed subsequent to such approval.

     2.16. "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

     2.17. "Fair Market Value" means, on any given date, the mean between the highest and lowest prices of actual sales of Shares on the principal national securities exchange on which the Shares are listed, or if not so listed, as reported on the New York Stock Exchange, on such date or, if the Shares were not traded on such date, on the last preceding day on which Shares were traded. With respect to Options granted on or before the effective date of the Company's Registration Statement on Form S-1 (Registration Number 33-45902), Fair Market Value of the Shares with respect to which such Options are or subsequently will become exercisable, determined as of the date on which such Options were granted means the initial public offering price per share set forth in such Registration Statement.

     2.18. "Good Reason" means "Good Reason" as defined in the Participant's employment agreement, if any. If the Participant does not have an employment agreement with the Company, this definition will have no effect.

     2.19. "Grant Date" means, with respect to any Award granted under the Plan, the date on which the Award was granted by the Committee, regardless if the Award Agreement to which the Award relates is executed subsequent to such date.

     2.20. "Incentive Stock Option" means an Option granted under the Plan to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422.

     2.21. "NASD Dealer" means a broker-dealer who is a member of the National Association of Securities Dealers, Inc.

     2.22. "Nonqualified Stock Option" means an Option granted under the Plan to purchase Shares which is not an Incentive Stock Option.

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     2.23. "Option" means an Incentive Stock Option or a Nonqualified Stock
Option.

     2.24. "Option Period" means the period during which an Option will be exercisable in accordance with the applicable Award Agreement and Section 6.

     2.25. "Participant" means an Employee to whom an Award has been granted.

     2.26. "Plan" means the Chromcraft Revington, Inc. 1992 Stock Option Plan, as set forth in this instrument and as amended from time to time.

     2.27. "Retirement" means the date a Participant attains age sixty-five
(65), or such other date as specified by the Committee in the Award Agreement.

     2.28. "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future rule or regulation amending, supplementing or superseding such rule.

     2.29. "Section 16 Person" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions which involve equity securities of the Company.

     2.30. "Shares" means the whole shares of issued and outstanding regular voting common stock, par value $.01 per share, of the Company, whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment thereof as provided in Section 4.5 or the stock of any successor to the Company which is so designated for the purposes of the Plan.

     2.31. "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Subsidiary includes any Subsidiary of the Company as of the Effective Date and each corporation that becomes a Subsidiary of the Company after the Effective Date.

     2.32. "Termination of Service" means the occurrence of any act or event or any failure to act whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in a Participant ceasing, for whatever reason, to be an Employee, including, but not limited to, death, Disability, Retirement, termination by the Company or an Affiliate of the Participant's employment with the Company or an Affiliate (whether with or without Cause) and voluntary resignation or termination by the Participant of his or her employment with the Company or an Affiliate (whether with or without Good Reason). A Termination of Service also will occur with respect to an Employee who is employed by an Affiliate if the Affiliate ceases to be an Affiliate of the Company and the Participant will not immediately thereafter become an Employee of the Company or another Affiliate. For purposes of the Plan, transfers or changes of employment of a Participant between the Company and an Affiliate (or between Affiliates) will not be deemed a Termination of Service.


                                    SECTION 3

                                 ADMINISTRATION

     3.1. The Committee. The Plan will be administered by the Committee. The decision or action of a majority of the actual number of members of the Committee will constitute the decision or action of the Committee. The Committee will consist of not less than three (3) Directors. The members of the Committee will be appointed from time to time by, and will serve at the pleasure of, the Board of Directors. It is intended that the Committee be comprised solely of Directors who both are (a) "non-employee directors" under Rule 16b-3, and (b) "outside directors"

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as described in Code Section 162(m)(3)(C)(ii). Failure of the Committee to be so
comprised will not result in the cancellation, termination, expiration, or lapse of any Award.

     3.2. Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions of the Plan, the Committee will have full power and discretion to select Employees who will participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan, all Award Agreements and any other agreements or instruments entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations which may be necessary or advisable for the administration of the Plan. Each Award will be evidenced by a written Award Agreement between the Company and the Participant and will contain such terms and conditions established by the Committee consistent with the provisions of the Plan. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at 1100 North Washington Street, Delphi, Indiana 46923-0238.

     3.3. Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to grants to Section 16 Persons, or (b) in any way which would jeopardize the Plan's qualification under Code Section 162(m) or Rule 16b-3.

     3.4. Decisions Binding. All determinations and decisions made by the Committee, the Board and any delegate of the Committee pursuant to Section 3.3 will be final, conclusive and binding on all persons, including the Company and Participants. No such determinations will be subject to de novo review if challenged in court.


                                    SECTION 4

                           SHARES SUBJECT TO THE PLAN

     4.1. Number of Shares. Subject to adjustment as provided in Section 4.5, the maximum number of Shares cumulatively available for issuance under the Plan will not exceed One Million Eight Hundred Thousand (1,800,000) Shares less the total number of Shares previously issued under the Plan. Shares issued under the Plan may be either authorized but unissued Shares, treasury Shares or reacquired Shares (including Shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine in its sole discretion.

     Shares covered by an Award that are forfeited or that remain unpurchased or undistributed upon termination or expiration of any such Award may be made the subject of further Awards to the same or other Participants. If the exercise price of any Option is satisfied by tendering Shares (by either actual delivery or attestation), only the number of Shares actually issued, net of the Shares tendered, will be deemed issued for purposes of determining the number of Shares available for grants under the Plan.

     4.2. Release of Shares. Subject to the limitations set forth in the Plan, the Committee will have full authority to determine the number of Shares available for Options, and in its sole discretion may include (without limitation) as available for distribution any Shares that have ceased to be subject to an Option; any Shares subject to an Option that have been forfeited; any Shares under an Option that otherwise terminates without the issuance of Shares being made to a Participant; any Shares received by the Company in connection with the exercise of an Option, including the satisfaction of any tax liability or tax withholding obligation; or any Shares repurchased by the Company

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in the open market or otherwise, having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the exercise of Options granted hereunder. Any Shares that are available immediately prior to the termination of the Plan, or any Shares returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

     4.3. Restrictions on Shares. Shares issued on the exercise of an Option will be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its sole discretion may determine or provide in the Option Agreement. The Company will not be required to issue or deliver any certificates for Shares, cash or other property prior to
(a) the listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded), and (b) the completion of any registration or qualification of such shares under federal, state, local or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable. The Company may cause any certificate for Shares to be delivered hereunder to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in the Plan or as the Committee may otherwise require. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence, or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee. No fractional Shares will be issued under the Plan; rather, fractional shares will be aggregated and then rounded to the next lower whole Share.

     4.4. Shareholder Rights. No person will have any rights of a shareholder (including, but not limited to, voting and dividend rights) as to Shares subject to an Option until, after proper exercise or vesting of the Option or other action as may be required by the Committee in its sole discretion, such Shares will have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon exercise of the Option or any portion thereof, the Company will have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No payment or adjustment will be made for cash dividends or other rights for which the record date is prior to the date such Shares are recorded as issued and transferred in the Company's official shareholder records (or the records of its transfer agents or registrars), except as provided herein or in an Option Agreement.

     4.5. Changes in Stock.

          4.5.1. Substitution of Stock and Assumption of Plan. In the event of any change in the Shares by virtue of any stock dividends, stock splits, recapitalizations, or reclassifications or any acquisition, merger, consolidation, share exchange, tender offer, or other combination involving the Company that does not constitute a Change in Control but that results in the acquisition of a Subsidiary by the Company, or in the event that other stock will be substituted for the Shares as the result of any merger, consolidation, share exchange, or reorganization or any similar transaction which constitutes a Change in Control of the Company, the Committee will correspondingly adjust (a) the number, kind, and class of Shares which may be delivered under the Plan, (b) the number, kind, class, and price of Shares subject to outstanding Options (except for mergers or other combinations in which the Company is the surviving entity), and (c) the numerical limits of Sections 4.1 and 6.1 all in such manner as the Committee in its sole discretion determines to be advisable or appropriate to prevent the dilution or diminution of such Options; provided, however, in no event will the One Hundred Thousand Dollars ($100,000) limit on ISOs contained in Section 6.1 be affected by an adjustment under this Section
     4.5.1. The Committee's determination in this respect will be final and conclusive.

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          4.5.2. Conversion of Shares. In the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), the kind of shares of stock which will be subject to the Plan and to each outstanding Option will, automatically by virtue of such Change in Control, be converted into and replaced by securities of the Successor having full voting, dividend, distribution, preference, and liquidation rights, and the number of shares subject to an Option, the calculation of an Option's value, and the purchase price per share upon exercise of the Option will be correspondingly adjusted so that, by virtue of such Change in Control of the Company, each Participant will have the right to purchase (a) that number of shares of stock of the Successor which have a Fair Market Value, as of the date of such Change in Control of the Company, equal to the Fair Market Value, as of the date of such Change in Control of the Company, of the Shares of the Company theretofore subject to each Option, and (b) for a purchase price per share which, when multiplied by the number of shares of stock of the Successor subject to each Option, will equal the aggregate exercise price at which the Participant could have acquired all of the Shares of the Company previously optioned to the Participant.


                                    SECTION 5

                                   ELIGIBILITY

     5.1. Eligibility. Except as herein provided, the individuals who will be eligible to participate in the Plan and be granted Options will be those individuals who are Employees of the Company or any Affiliate. The Committee may, from time to time and in its sole discretion, select Employees to be granted Options and will determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Option, the Committee may give consideration to the functions and responsibilities of the Employee's contributions to the Company or its Affiliates, the value of the Employee's services (past, present, and future) to the Company or its Affiliates, and such other factors deemed relevant by the Committee in its sole discretion. Committee members will not be eligible to participate in the Plan while serving as Committee members. An Employee will become a Participant in the Plan as of the date specified by the Committee. A Participant can be removed as an active Participant by the Committee effective as of any date.

     5.2. No Contract of Employment. Neither the Plan nor any Option Agreement executed under the Plan will constitute a contract of employment between a Participant and the Company or an Affiliate, and participation in the Plan will not give a Participant the right to be rehired by or retained in the employment of the Company or an Affiliate.


                                    SECTION 6

                                  STOCK OPTIONS

     6.1. Grant of Options. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Options to any Employee in such amounts as the Committee, in its sole discretion, may determine. The Committee may grant Incentive Stock Options, Nonqualified Stock Options or any combination thereof. Subject to the terms and provisions of the Plan, the Committee, in its sole discretion, will determine the number of Shares subject to each Option; provided, however, that no Participant may be granted Incentive Stock Options under the Plan which would result in Shares with an aggregate Fair Market Value (measured on the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.


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     6.2. Option Agreement. Each Option will be evidenced by an Option Agreement that will specify the Exercise Price, the number of Shares to which the Option relates, the Option Period, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its sole discretion, determines. The Option Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. All grants of Options intended to constitute Incentive Stock Options will be made in accordance, and all Option Agreements pursuant to which Incentive Stock Options are granted will comply, with the requirements of Code Section 422.

     6.3. Exercise Price. Subject to the provisions of this Section 6.3, the Exercise Price for each Option will be determined by the Committee in its sole discretion.

          6.3.1. Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the per Share Exercise Price will be determined by the Committee.

          6.3.2. Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price will not be less than one hundred percent (100%) of the Fair Market Value of the Shares to which the Incentive Stock Option relates determined as of the Grant Date; provided, however, that if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares to which the Incentive Stock Option relates determined as of the Grant Date.

          6.3.3. Substitute Options. Notwithstanding the provisions of Sections
     6.3.1 and 6.3.2, in the event the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Employees on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a), may determine that such substitute Options will have an exercise price of less than one hundred percent (100%) of the Fair Market Value of the Shares to which the Options relate determined as of the applicable Grant Dates. In carrying out the provisions of this Section 6.3.3, the Committee will apply the principles contained in Section 4.5.

     6.4. Duration of Options. Subject to the terms and provisions of Sections 7 and 9, the Option Period with respect to each Option will commence and expire at such times as the Committee provides in the Option Agreement, provided that:

     (a) Incentive and Nonqualified Stock Options will not be exercisable later than the tenth anniversary of their respective Grant Dates;

     (b) Incentive Stock Options granted to an Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of Shares of the Company, taking into account the attribution rules of Code Section 422(d), will not be exercisable later than the fifth anniversary of their Grant Date(s); and

     (c) Subject to the limits of this Section 6, the Committee may, in its sole discretion, after an Option is granted, extend the maximum term of the Option.

     6.5. Exercisability of Options. Subject to the provisions of Section 9 and this Section 6, all Options granted under the Plan will be exercisable at such times, under such terms and subject to such restrictions and conditions as the Committee determines in its sole discretion and specifies in the Option Agreements to which such

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Options relate. Notwithstanding the preceding sentence, an Option may not be exercised in whole or in part if the exercise would result in compensation to the Participant which is not deductible by the Company due to the application of Code Section 162(m). After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

     6.6. Method of Exercise. Subject to the provisions of this Section 6 and the applicable Option Agreement, a Participant may exercise an Option, in whole or in part, at any time during the Option Period to which the Option relates by giving written notice to the Company of exercise on a form provided by the Committee (if available). Such notice will specify the number of Shares subject to the Option to be purchased and will be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the Committee or the applicable Option Agreement, payment in full or in part may also be made by:

     (a)  Delivering Shares already owned by the Participant for more than six
          (6) months and having a total Fair Market Value on the date of such delivery equal to the total Exercise Price;

     (b)  The delivery of cash by a broker-dealer as a Cashless Exercise;

     (c) The certification of ownership of Shares owned by the Participant to the satisfaction of the Committee for later delivery to the Company as specified by the Committee; or

     (d)  Any combination of the foregoing.

     No Shares will be issued until full payment therefor has been made. A Participant will have all of the rights of a shareholder of the Company holding the class of Shares subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant.

     6.7. Restrictions on Share Transferability. In addition to the restrictions imposed by Section 11.7, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate in its sole discretion, including, but not limited to, restrictions related to applicable Federal and state securities laws and the requirements of any national securities exchange or market on which Shares are then listed or regularly traded.

     6.8. Termination by Reason of Death, Disability, or Retirement. Unless otherwise provided in the Option Agreement or determined by the Committee in its sole discretion, if a Participant incurs a Termination of Service due to death, Disability or Retirement, any unexpired and unexercised Options held by the Participant will thereafter be fully exercisable until the expiration of the Option Period.

     6.9. Other Termination. Unless otherwise provided in the Option Agreement or determined by the Committee in its sole discretion, if a Participant incurs a Termination of Service that is involuntary on the part of the Participant (but is not due to death or Disability or is not with Cause) or is voluntary on the part of the Participant for Good Reason (but is not due to Retirement), any Options held by the Participant will terminate, except that such Options, to the extent then exercisable at the time of such Termination of Service, may be exercised until the expiration of the shorter of the following two (2) periods:
(a) the thirty (30) consecutive day period commencing on the date of such Termination of Service, or (b) the date on which the Option Period expires. If a Participant incurs a Termination of Service which is with Cause, or the Participant voluntarily terminates without Good Reason, all of his Options will terminate immediately as of the date of such Termination of Service.

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     6.10. Special Provision for Incentive Stock Options. Notwithstanding any
other provision of the Plan to the contrary, an Incentive Stock Option will not be exercisable (a) more than three (3) months after the Participant's Termination of Service for any reason other than Disability, or (b) more than one (1) year after the Participant's Termination of Service by reason of Disability.


                                    SECTION 7

                      AMENDMENT, TERMINATION, AND DURATION

     7.1. Amendment, Suspension, or Termination. The Board may supplement, amend, alter or discontinue the Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration or discontinuation will be made which would impair the rights of a Participant under an Option that has been granted without the Participant's consent, except that any supplement, amendment, alteration or discontinuation may be made to (a) avoid a material charge or expense to the Company or an Affiliate, (b) cause the Plan to comply with applicable law, or (c) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this
Section 7.1, the Board of Directors, in its sole discretion at any time and from time to time, may supplement, amend, alter or discontinue the Plan without the approval of the Company's shareholders (a) to the extent such approval is not required by applicable law or the terms of a written agreement, and (b) so long as any such amendment or alteration does not increase the number of Shares subject to the Plan (other than pursuant to Section 4.5) or increase the maximum number of Options the Committee may Option to an individual Participant under the Plan. The Committee may supplement, amend, alter or discontinue the terms of any Option theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Section 7.1, and further subject to any approval or limitations the Board may impose.

     7.2. Duration of The Plan and Shareholder Approval. The Plan is effective on the Effective Date and, subject to Section 7.1 (regarding the Board's right to supplement, amend, alter, or discontinue the Plan), will remain in effect thereafter; provided, however, that the provisions of the Plan are contingent upon the Plan being approved by the shareholders of the Company within twelve
(12) months from the date of the adoption of the Plan by the Company's Board of Directors; and provided further, however, that no Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date.


                                    SECTION 8

                                 TAX WITHHOLDING

     8.1. Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the payment or exercise of an Option, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Federal, state and local income and employment taxes required to be withheld with respect to the payment or exercise of such Option.

     8.2. Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by
(a) electing to have the Company withhold otherwise deliverable Shares (except in the case of exercises of Incentive Stock Options), (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld, or (c) borrowing an amount from the Company equal to the amount required to be withheld; provided, however, that any shares delivered to the Company satisfy the ownership requirements specified in Section 6.6(a). The amount of the withholding requirement will be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed, in the case of income tax withholding, the amount determined, based upon minimum statutory requirements, by using the maximum federal, state, or local marginal income tax rates applicable to the Participant with respect to the Option on the date that

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

the amount of income tax to be withheld is determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.


                                    SECTION 9

                                CHANGE IN CONTROL

     9.1. Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control of the Company, all Options granted under the Plan that are outstanding and that are not then exercisable will, unless otherwise provided for in the Option Agreements applicable thereto, become immediately exercisable, as of the first date the Change in Control has been deemed to have occurred.

     9.2. Definition. For purposes of Section 9.1, a "Change in Control" means a transaction or series of related transactions pursuant to which (i) a majority of the outstanding shares of common stock of the Company, on a fully diluted basis, are owned by any Person (as hereinafter defined) or group of Persons who, as of March 15, 2002, own (together with their affiliates) an aggregate of less than fifty percent (50%) of the outstanding shares of common stock of the Company on a fully diluted basis; (ii) the Company consolidates with, merges into or with or effects any plan of share exchange with any unaffiliated or unrelated entity and, after giving effect to such consolidation, merger or share exchange, a majority of the outstanding shares of common stock of the Company, on a fully diluted basis, are owned by any Person or group of Persons who, as of March 15, 2002, own (together with their affiliates) an aggregate of less than fifty percent (50%) of the outstanding shares of common stock of the Company on a fully diluted basis; (iii) the Company disposes of all or substantially all of its assets; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     For purposes of the definition of "Change in Control," (v) a Person or group of Persons does not include the Chromcraft Revington, Inc. Employee Stock Ownership Plan Trust which forms a part of the Chromcraft Revington, Inc. Employee Stock Ownership Plan (the "ESOP"), or any other employee benefit plan, subsidiary or Affiliate of the Company, and (vi) the outstanding shares of common stock of the Company, on a fully diluted basis, include all shares owned by the ESOP, whether allocated or unallocated to the accounts of participants, thereunder.

     For purposes of the definition of "Change in Control," the term "Person" means any natural person, proprietorship, partnership, corporation, limited liability company, organization, firm, business, joint venture, association, trust or other entity and any government agency, body or authority.

                                   SECTION 10

                               LEGAL CONSTRUCTION

     10.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine, the plural will include the singular, and the singular will include the plural.

     10.2. Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.

     10.3. Requirements of Law. The grant of Options and the issuance of Shares will be subject to all applicable statutes, laws, rules and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the Shares are then listed or traded.

     10.4. Governing Law. Except to the extent preempted by the Federal laws of the United States of America, the Plan and all Option Agreements will be construed in accordance with and governed by the laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

     10.5. Headings. The descriptive headings and sections of the Plan are provided herein for convenience of reference only and will not serve as a basis for interpretation or construction.

     10.6. Mistake of Fact. Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Option or Option Agreement.

     10.7. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.


                                   SECTION 11

                                  MISCELLANEOUS

     11.1. No Effect on Employment or Service. Neither the Plan nor the grant of any Options or the execution of any Option Agreement will confer on any Participant any right to continued employment by the Company or will interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without Cause. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by a written employment agreement, if any, between the Participant and the Company or an Affiliate, as the case may be. If there is any conflict between the provisions of the Plan and an employment agreement between a Participant and the Company, the provisions of this Plan will control, including, but not limited to, the vesting and nonforfeiture of any Options.

     11.2. No Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board of Directors and the Committee will not have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Shares or an Option, and such holder will have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with the receipt, exercise, or distribution of an Option. In addition, the Company, an Affiliate, the Board of Directors, the Committee, and any attorneys, accountants, advisors or agents for any of the foregoing will not provide any advice, counsel or recommendation to any Participant with respect to, without limitation, any Option, any exercise of an Option or any tax consequences relating to an Option.

     11.3. Participation. No Employee will have the right to be selected to receive an Option or, having been selected, to be selected to receive a future Option. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     11.4. Liability; Indemnification; and Release. No member of the Board, the Committee or any officer or employee of the Company or any Affiliate will be personally liable for any action, failure to act, decision, or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers, and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Options and the exercise thereof. Each person who is or has been a member of the Committee or the Board will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including, but not limited to, attorneys' fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan or any Option Agreement, and (b) any and all amounts paid by him in settlement thereof, with the Company's prior written approval or paid by him in satisfaction of any judgment in any such claim, action, suit or proceeding against him; provided, however, that he will give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit or proceeding before he undertakes to handle and defend the same on his own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     11.5. Successors. All obligations of the Company under the Plan, with respect to Options granted hereunder, will be binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company.

     The Company will not, and will not permit its Affiliates to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Options theretofore granted and agrees to assume and perform the obligations of the Company and its Successor (as defined in subsection 4.5.2) hereunder.

     11.6. Beneficiary Designations. Any Participant may designate, on such forms as may be provided by the Committee for such purpose, a Beneficiary to whom any vested but unpaid Option will be paid in the event of the Participant's death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death will be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Option Agreement, any unexercised vested Option may be exercised by the administrator or executor of the Participant's estate.

     11.7. Nontransferability of Options. Except as provided in Sections 11.7.1 and 11.7.2, no Option can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Option will be subject to execution, attachment or similar process. Any attempted or purported transfer of an Option in contravention of the Plan or an Option Agreement will be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Option granted to a Participant will be exercisable during his lifetime only by the Participant.

          11.7.1. Limited Transfers of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of Nonqualified Stock Options by a Participant to (a) the Participant's spouse, any children or lineal descendants of the Participant or the Participant's spouse or the spouse(s) of any such children or lineal descendants ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of Immediate Family Members, or (c) a partnership or limited liability company in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, "Eligible Transferees"); provided, however, that, in the event the Committee permits the transferability of Nonqualified Stock Options granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke or restrict, without the prior consent, authorization or agreement of the Eligible Transferee, the ability of the Participant to transfer Nonqualified Stock Options that have not been already transferred to an Eligible Transferee. An Option that is transferred to an

     Immediate Family Member will not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member's will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options will not be transferable pursuant to this Section 11.7.

          11.7.2. Exercise by Eligible Transferees. In the event the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by a Participant to an Eligible Transferee under Section 11.7.1, the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee's executor or administrator only in the same manner, to the same extent and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his death, the Participant's estate, will remain liable for all federal, state, local and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.

     11.8. No Rights as Shareholder. No Participant (or any Beneficiary) will have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Option (or the exercise thereof), unless and until certificates representing such Shares have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).

     11.9. Mitigation of Excise Tax. Subject to any other agreement providing for the Company's indemnification of the tax liability described herein, if any payment or right accruing to a Participant under the Plan (without the application of this Section 11.9), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments"), would constitute a "parachute payment', as defined in Code Section 280G and regulations thereunder, such payment or right will be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Code Section 4999 or being disallowed as a deduction under Code Section 280G. The determination of whether any reduction in the rights or payments under the Plan is to apply will be made by the Committee in good faith after consultation with the Participant, and such determination will be conclusive and binding on the Participant. The Participant will cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose.

     11.10. Funding. Shares to be distributed under the Plan will be issued directly by the Company from its authorized but unissued Shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Affiliates will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under the Plan. The Company or any of its Affiliates may, however, in its sole discretion, set funds aside in investments to meet any anticipated obligations under the Plan. Any such action or set-aside will not be deemed to create a trust of any kind between the Company or any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.

     11.11. Use of Proceeds. The proceeds received by the Company from the sale of Shares pursuant to the Plan will be used for general corporate purposes.


                                        CHROMCRAFT REVINGTON, INC.


DATED:  March 15, 2002                  By: /s/ Michael E. Thomas
       ---------------                      -----------------------------------
                                            Michael E. Thomas
                                            President

ATTEST:


By: /s/ Frank T. Kane
    ------------------------------
    Frank T. Kane
    Secretary

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